Exhibit 99.1

Tessco Reports Third-Quarter 2021 Financial Results

Company Makes Important Progress on Three-Pillar Strategy

HUNT VALLEY, MD, February 1, 2021 —TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS) today reported financial results for its first quarter ended December 27, 2020.

Third-Quarter Highlights:

As a result of the sale of retail inventory and other assets (“Retail business assets”) to Voice Comm, LLC in the third quarter, and the Company’s corresponding exit from the Retail business, the Company is now presenting earnings both from continuing and discontinued operations. The income from discontinued operations in the third quarter of fiscal 2021 was primarily driven by the $3.0 million gain from the sale of the Retail business assets. The loss from continuing operations includes a $3.0 million expense related to the consent solicitation that concluded in December.

The financial results reflected below do not fully represent the former Retail segment stand-alone operating net profit, as the results reported within Income (loss) from discontinued operations include only certain costs that are directly attributable to this former segment and exclude certain corporate and operational costs that may have been previously allocated for each period.

	Third Quarter FY 2021	Third Quarter FY 2020	Second Quarter FY 2021
Revenue from continuing operations	$99.2M	$100.8M	$88.9M
Net loss from continuing operations[1]	($5.7M)	($2.1M)	($2.9M)
Loss per share from continuing operations[1]	($0.66)	($0.24)	($0.34)
Earnings (loss) from discontinued operations[2]	$4.8M	($2.9M)	$2.7M
Earnings (loss) per share from discontinued operations[2]	$0.55	($0.35)	$0.31
Consolidated net loss[3]	($0.9M)	($5.0M)	($0.3M)
Consolidated loss per share[3]	($0.11)	($0.59)	($0.03)

1 The third quarter fiscal 2021 loss from continuing operations includes $3.0 million in incremental expenses related to the consent solicitation initiated by a shareholder group late in the second fiscal quarter of fiscal 2021 and continuing well into the third quarter.

2 The third quarter fiscal 2021 earnings from discontinued operations includes a $3.0 million gain on the sale of the Company’s Retail business assets.  The third quarter fiscal 2020 loss from discontinued operations includes a $2.6 million charge for a goodwill impairment related to the Retail business.

3 The third quarter fiscal 2021 consolidated loss includes $3.0 million in incremental expenses related to the consent solicitation as well as a $3.0 million gain on the sale of the Company’s Retail business assets.  The third quarter fiscal year 2020 consolidated loss includes a $2.6 million charge for a goodwill impairment.

Third-Quarter Revenue by Market:

	Year over Year Q3 FY 2021 vs. Q3 FY 2020	Sequential Q3 FY 2021 vs. Q2 FY 2021
Commercial:
Public Carrier	13.6%	31.5%
VAR & Integrator	(10.7)%	0.1%
Total	(1.6%)	11.6%

“In the third quarter, we continued to make substantive progress on all aspects of our three-pillar transformation strategy,” said Sandip Mukerjee, Tessco’s President and Chief Executive Officer. “In line with our strategy, we completed the sale of our Retail business assets, which now allows us to be 100% focused on the higher-margin, faster-growing wireless infrastructure construction industry. We are now fully dedicated to providing our full range of capabilities and expertise to remove complexities and challenges faced by customers in the wireless infrastructure space.

“We have demonstrated a continued ability to capture share in the public carrier ecosystem, where sales grew 14% year over year. As the world begins to emerge from the worst of the pandemic-related slowdown, we expect to see construction projects accelerate, along with 5G-related growth, in the current calendar year.

“The remainder of our Commercial business, whether direct or through VARs and integrators, was uneven as some sectors experienced a return to growth while others continued to be slowed by the pandemic. The utility sector continues to rebound and we leveraged our vertically focused sales force to drive sequential revenue growth of 48% in this sector. We are seeing a slower return to normal for public venues and state and local municipalities, many of which have reduced their infrastructure investments.

“Our Ventev business continues to focus on new product development and we recently secured two additional patents for innovative Wi-Fi applications. Ventev’s relationship with Cisco that we announced in the second quarter has also gained traction, generating numerous wins with new customers, particularly for community wireless and industrial IoT projects.

“The third pillar of our strategy is focused on new, recurring revenue streams, and we saw continued progress in the third quarter. Our new software capabilities for managing devices have entered customer beta testing and we expect to move closer to a formal launch in the early part of fiscal year 2022. Additionally, we have taken steps to grow our value-added services in a substantive way, strengthening our position as the provider of the industry’s most extensive array of design services.

“Our progress in each of these areas is positioning us to take full advantage of what is widely recognized as a once-in-a-generation opportunity in the wireless industry, resulting from the unprecedented and concurrent rollout of new technologies, including 5G, private LTE/CBRS and IoT,” concluded Mukerjee.

Third-Quarter 2021 Financial Results

For the fiscal 2021 third quarter, revenues from continuing operations totaled $99.2 million, compared with $100.8 million for the third quarter of fiscal 2020.  These revenue amounts exclude third-quarter 2021 revenues of $27.0 million from the Company’s retail business, now identified as discontinued operations, as compared to $38.7 million in revenues associated with the Retail business in the prior year quarter.

Gross profit from continuing operations was $17.3 million for the third quarter of fiscal 2021, compared with $19.6 million for the same quarter of fiscal 2020. Gross margin from continuing operations was 17.4% of revenue for the third quarter of fiscal 2021, compared with 19.5% in the third quarter of last year. Lower year-over-year gross profit and gross margin were due to product and customer mix, primarily due to a larger portion of third-quarter fiscal 2021 revenue coming from the public carrier market, which has lower gross margins as compared to the VAR and Integrator market.

Third-quarter selling, general and administrative (SG&A) expenses from continuing operations totaled $23.6 million, as compared with $22.0 million in the prior-year quarter.

In the third quarter of fiscal 2021, loss from continuing operations before income taxes was $6.4 million compared with $2.7 million in the third quarter of fiscal 2020.

The third quarter fiscal 2021 SG&A and loss from continuing operations before income taxes both include $3.0 million in incremental expenses related to the consent solicitation that concluded during the third quarter.

Loss from continuing operations was $5.7 million, or $0.66 per share, in the third quarter of 2021 versus a loss of $2.1 million, or $0.24 per share, in the year-ago quarter.

Income from discontinued operations was $4.8 million in the third quarter of 2021 versus a loss from discontinued operations of $2.9 million in the year-ago quarter. The third-quarter fiscal 2021 income from discontinued operations includes a pre-tax gain of $3.0 million from the sales of the Company’s Retail business assets. The third-quarter fiscal 2020 loss from discontinued operations includes a pre-tax charge for a goodwill impairment of $2.6 million.

Consolidated (continuing and discontinued operations) net loss and loss per share were $0.9 million and $0.11, respectively, for the third quarter of fiscal 2021. This compares with consolidated net loss of $5.0 million and diluted loss per share of $0.59, for the prior-year third quarter.

EBITDA and EBITDA per diluted share from continuing operations were a loss of $5.4 million and $0.62, respectively, for the third quarter of fiscal 2021. This compares with a loss of $1.6 million and $0.18, respectively, for the third quarter of fiscal 2020.

Third-Quarter Fiscal 2021 Conference Call

Management will host a conference call to discuss third-quarter fiscal year 2021 results and business outlook tomorrow, Tuesday, February 2, 2021 at 8:30 a.m. ET. To participate in the conference call, please call 877-824-7042 (domestic call-in) or 647-689-6625 (international call-in) and reference code #2128737.

A live webcast of the conference call will be available on the Events & Presentations page of the Company’s website. All participants should call or access the website approximately 10 minutes before the conference begins. An archived version of the webcast will be available on the Company's website for one year.

Non-GAAP Information

EBITDA and EBITDA per diluted share are measures used by management to evaluate the Company’s ongoing operations, and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement, which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. EBITDA per diluted share is defined as EBITDA divided by Tessco’s diluted weighted average shares outstanding.

Management believes EBITDA and EBITDA per diluted share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA, EBITDA per diluted share, Adjusted EBITDA and Adjusted EBITDA per share are not recognized terms under GAAP, and EBITDA and Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and EBITDA per diluted share, are intended to be measures of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of Non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial customers in the wireless infrastructure ecosystem. The Company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. Tessco supplies products the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. Tessco is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see Tessco’s Annual Report on Form 10-K for the year ended March 29, 2020, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC's website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: the impact and results of any new or continued activism activities by Robert B. Barnhill, Jr.  and/or other activist investors; termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large wireless services carriers and others within the wireless communications industry; the strength of our customers', vendors' and affinity partners' business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our vendors or customers, including their access to capital or liquidity, or our customers' demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; health epidemics or pandemics or other outbreaks or events, or national or world events or disasters beyond our control; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

or

David Calusdian
Sharon Merrill Associates
617-542-5300

TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Loss (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 27, 2020	December 29, 2019	September 27, 2020	December 27, 2020	December 29, 2019

Revenues	$99,237,600	$100,844,000	$88,892,400	$284,607,600	$303,174,700
Cost of goods sold	81,921,900	81,196,300	71,771,200	233,718,000	243,121,200
Gross profit	17,315,700	19,647,700	17,121,200	50,889,600	60,053,500
Selling, general and administrative expenses	23,606,800	21,994,800	20,787,800	65,927,100	68,457,600
Restructuring charge	—	—	—	—	488,000
Loss from operations	(6,291,100)	(2,347,100)	(3,666,600)	(15,037,500)	(8,892,100)
Interest expense, net	151,200	367,900	105,900	367,800	911,700
Loss from continuing operations before benefit fromincome tax	(6,442,300)	(2,715,000)	(3,772,500)	(15,405,300)	(9,803,800)
Benefit from income taxes	(740,400)	(641,000)	(824,300)	(1,886,600)	(2,177,600)
Net loss from continuing operations	$(5,701,900)	$(2,074,000)	$(2,948,200)	$(13,518,700)	$(7,626,200)
Income (loss) from discontinued operations, net of taxes	4,787,500	(2,947,400)	2,681,300	7,706,000	134,000
Net loss	$(914,400)	$(5,021,400)	$(266,900)	$(5,812,700)	$(7,492,200)
Basic and diluted (loss) income per share
Continuing operations	$(0.66)	$(0.24)	$(0.34)	$(1.56)	$(0.90)
Discontinued operations	$0.55	$(0.35)	$0.31	$0.89	$0.02
Consolidated operations	$(0.11)	$(0.59)	$(0.03)	$(0.67)	$(0.88)
Basic weighted-average common shares outstanding	8,699,937	8,541,020	8,656,877	8,658,205	8,517,838
Effect of dilutive options and other equity instruments	—	—	—	—	—
Diluted weighted-average common shares outstanding	8,699,937	8,541,020	8,656,877	8,658,205	8,517,838

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	December 27,	March 29,
	2020	2020
	(unaudited)	(unaudited, recast)
ASSETS
Current assets:
Cash and cash equivalents	$234,200	$50,000
Trade accounts receivable, net	77,856,500	82,868,400
Product inventory, net	52,461,700	50,298,100
Prepaid expenses and other current assets	15,054,800	11,707,500
Current portion of assets held for sale	2,684,200	18,849,900
Total current assets	148,291,400	163,773,900

Property and equipment, net	12,649,100	13,433,700
Intangible assets, net	16,412,000	11,157,400
Deferred tax assets	758,100	3,032,500
Lease asset - right of use	11,937,100	13,949,800
Other long-term assets	5,299,200	3,361,400
Total assets	$195,346,900	$208,708,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$65,907,000	$75,512,600
Payroll, benefits and taxes	7,577,100	4,258,300
Income and sales tax liabilities	610,400	450,800
Accrued expenses and other current liabilities	3,040,800	4,244,400
Revolving line of credit	—	25,563,900
Lease liability, current	2,577,700	2,579,200
Total current liabilities	79,713,000	112,609,200

Revolving line of credit	26,001,400	—
Non-current lease liability	9,546,900	11,481,100
Other non-current liabilities	868,200	915,700
Total liabilities	116,129,500	125,006,000

Shareholders’ equity:
Preferred stock	—	—
Common stock	103,300	101,400
Additional paid-in capital	66,765,600	65,318,500
Treasury stock	(62,800)	(58,496,200)
Retained earnings	12,411,300	76,779,000
Total shareholders’ equity	79,217,400	83,702,700
Total liabilities and shareholders’ equity	$195,346,900	$208,708,700

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 27, 2020	December 29, 2019	September 27, 2020	December 27, 2020	December 29, 2019

Net loss from continuing operations	$(5,701,900)	$(2,074,000)	$(2,948,200)	$(13,518,700)	$(7,626,200)
Add:
Benefit from income taxes	(740,400)	(641,000)	(824,300)	(1,886,600)	(2,177,600)
Interest expense, net	151,200	367,900	105,900	367,800	911,700
Depreciation and amortization	878,600	795,600	1,028,500	3,135,100	2,870,200
EBITDA	$(5,412,500)	$(1,551,500)	$(2,638,100)	$(11,902,400)	$(6,021,900)
Add:
Stock based compensation	331,000	212,700	316,700	959,600	943,400
EBITDA, adjusted	$(5,081,500)	$(1,338,800)	$(2,321,400)	$(10,942,800)	$(5,078,500)

EBITDA per diluted share	(0.62)	(0.18)	$(0.30)	$(1.37)	$(0.71)
Adjusted EBITDA per diluted share	$(0.58)	$(0.16)	$(0.27)	$(1.26)	$(0.60)

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended			Growth Rates Compared to
	December 27, 2020	December 29, 2019	September 27, 2020	Prior Year Period	Prior Period
Market Revenues
Public carrier	$42,923	$37,793	$32,632	13.6%	31.5%
VAR and integrators	56,315	63,051	56,260	(10.7)%	0.1%
Total revenues	$99,238	$100,844	$88,892	(1.6)%	11.6%

Market Gross Profit
Public carrier	$4,780	$4,508	$3,570	6.0%	33.9%
VAR and integrators	12,536	15,139	13,551	(17.2)%	(7.5)%
Total gross profit	$17,316	$19,647	$17,121	(11.9)%	1.1%
% of revenues	17.4%	19.5%	19.3%

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

	Nine Months Ended		Growth Rates
	December 27, 2020	December 29, 2019	Compared to Prior Year Period
Market Revenues
Public carrier	$114,810	$110,448	3.9%
VAR and integrators	169,798	192,727	(11.9)%
Total revenues	$284,608	$303,175	(6.1)%

Market Gross Profit
Public carrier	$12,078	$13,621	(11.3)%
VAR and integrators	38,812	46,432	(16.4)%
Total gross profit	$50,890	$60,053	(15.3)%
% of revenues	17.9%	19.8%